UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                 March 17, 2005

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

            0-29798                                   23-1408659
            -------                                   ----------
    (Commission File Number)             (I.R.S. employer identification number)


    2530 Riva Road, Suite 201
       Annapolis, Maryland                               21401
       -------------------                               -----
(Address of principal executive office)                (Zip code)


               Registrant's telephone number, including area code
                                 (410) 224-4415

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

The Company cannot timely file its Annual Report on Form 10-K for the year ended December 31, 2004 due to reasons that could not be eliminated without unreasonable effort or expense. The Company will file a Form 12b-25, Notification of Late Filing, with the Commission. The Company has not finalized its 2004 financial statements and specifically is continuing to assess its accounting for income taxes as described below. Additionally, the Company's evaluation of the effectiveness of its internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 has not yet been completed. Because these assessments and evaluations have not been completed and because of the related requirements of the Securities and Exchange Commission, the Company needs additional time to finalize its Form 10-K in order to ensure a complete and accurate Form 10-K. The Company intends to file its Form 10-K no later than fifteen calendar days following the prescribed due date.

In connection with our evaluation and testing activities under Section 404 of the Sarbanes-Oxley Act of 2002, we have concluded that two control deficiencies in our internal control over financial reporting as of December 31, 2004 constitute "material weaknesses" within the meaning of the Public Company Accounting Oversight Board Auditing Standard No. 2. We have discussed these two material weaknesses with our Audit Committee and with our independent registered public accounting firm and have also discussed the corrective actions and future plans discussed below with our Audit Committee.

The first material weakness relates to our accounting for income taxes which was identified by the Company as part of the year-end reporting process. This situation arises from our failure to maintain and reconcile detailed subsidiary records and analyses supporting the deferred tax and other tax account balances on our financial statements. The Company is continuing to assess its accounting for income taxes. The financial statements which will be presented in our Annual Report on Form 10-K will appropriately reflect the correct income tax expense, deferred tax balances and income tax accruals and receivables. Additionally, there was a lack of oversight and review by accounting personnel with appropriate financial reporting expertise of our income tax accounting. We are considering whether this material weakness impacts prior period financial statements in addition to the 2004 financial statements. To remediate the deficiency, we have engaged an outside tax consultant and we intend to implement an ongoing training program to enhance the capabilities of our internal tax personnel.

The second material weakness identified relates to a lack of oversight and review by accounting personnel with appropriate financial reporting expertise of significant, non-routine transactions. The Company recorded an audit adjustment for a significant, non-routine transaction in the fourth quarter. The original recording of the transaction was based on verbal information, when in fact a careful scrutiny of all written documents would have revealed that certain written documentation more appropriately supported the conclusion that the transaction was one which should have been recorded in 2005. Our 2004 financial statements will be appropriately adjusted to exclude this transaction from being recorded in 2004. Additionally, the Company has identified other deficiencies in accounting for non-routine transactions related to the lack of oversight and review by accounting personnel with appropriate financial reporting expertise. To remediate the deficiency which resulted in the second material weakness, we are instituting new procedures requiring the accounting for all significant, non-routine transactions to be approved by the Corporate accounting group.

A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As a result of the material weaknesses identified, the Company's management believes that it will conclude in its Management Report on Internal Control over Financial Reporting in the Company's 2004 Form 10-K, that the Company's internal control over financial reporting was not effective as of December 31, 2004. Also, as a result of the material weaknesses described above, the Company's management believes that the report of its independent registered public accounting firm will contain an adverse opinion with respect to the effectiveness of the Company's internal control over financial reporting as of December 31, 2004.

We believe that our remedial actions, including the steps outlined above and our continuing evaluation of additional controls and procedures will strengthen our internal control over financial reporting and address the two material weaknesses described above.

Currently, we are not aware of any material weaknesses in our internal control over financial reporting as of December 31, 2004, other than as described above. There can be no assurance, however, that as a result of the ongoing evaluation of our internal control over financial reporting, we will not identify additional significant deficiencies, and that any such deficiencies, either alone or in combination with others, will not be considered additional material weaknesses.







SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date: March 17, 2005



                               COMPUDYNE CORPORATION



                               By: /s/ Geoffrey F. Feidelberg
                                   --------------------------
                               Name:  Geoffrey F. Feidelberg
                               Title:  Chief Financial Officer